Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration statement (Form S-3ASR No. 333-227403) pertaining to Akcea Therapeutics, Inc.’s shelf registration statement for common stock, preferred stock, debt securities, warrants or any combination of the foregoing;

(2)	Registration Statement (Form S-8 No. 333-228969) pertaining to the 2015 Equity Incentive Plan of Akcea Therapeutics, Inc.,
(3)	Registration Statement (Form S-8 No. 333-225730) pertaining to the 2015 Equity Incentive Plan and 2017 Employee Stock Purchase Plan of Akcea Therapeutics, Inc., and
(4)	Registration Statement (Form S-8 No. 333-219290) pertaining to the 2015 Equity Incentive Plan and 2017 Employee Stock Purchase Plan of Akcea Therapeutics, Inc;

of our report dated March 1, 2019 with respect to the consolidated financial statements of Akcea Therapeutics, Inc., included in this Annual Report (Form 10-K) of Akcea Therapeutics, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 1, 2019